Exhibit 10.4
Amended and Restated Nortek, Inc. 2009
OMNIBUS INCENTIVE PLAN
Restricted Stock Agreement

This Agreement is by and between Nortek, Inc. (the “Company”) and [•] (the “Grantee”).
WITNESSETH:
1.Grant of Restricted Stock. Pursuant to the provisions of the Amended and Restated Nortek, Inc. 2009 Omnibus Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference, the Company hereby grants to the Grantee, subject to the terms and conditions of the Plan and of this Restricted Stock Agreement (this “Agreement”), an award of [•] shares of restricted common stock, par value $0.01 per share, of the Company (the “Shares”). The term “Restricted Stock” is used herein to refer to the Shares subject to this Agreement for so long as such Shares are subject to the forfeiture and nontransferability restrictions set forth in Section 2 of this Agreement (collectively, the “Forfeiture Restrictions”). At such time as the Forfeiture Restrictions lapse with respect to any Shares of Restricted Stock and such shares become “Vested” as provided for in Section 2(b) below, such Shares shall no longer be “Restricted Stock” for purposes of this Agreement or the Plan. The term “Restriction Period” is used herein to refer to the period during which Restricted Stock is subject to the Forfeiture Restrictions and is not Vested hereunder. All initially capitalized terms used in this Agreement, except as otherwise defined in this Agreement, shall have the meaning ascribed to those terms in the Plan. In the event of a conflict between the terms of the Agreement and the terms of the Plan, the terms of the Plan shall control; provided, that with respect to Sections 2, 4 and 7, this Agreement shall prevail.

2.    Terms and Conditions. In addition to the terms and conditions contained in the Plan, it is understood and agreed that the grant of Restricted Stock evidenced hereby is subject to the following additional terms and conditions:
(a)    Grant Date. The Company hereby grants the Restricted Stock pursuant to the Award evidenced by this Agreement on [•], 2014 (the “Grant Date”).
(b)    Annual Vesting. From and after the lapse of the Forfeiture Restrictions with respect to any Share of Restricted Stock, such Share shall be “Vested”. Subject to Sections 2(c) and (d) of this Agreement, the Shares of Restricted Stock shall become Vested in annual installments of [•], [•], and [•] Shares, respectively, on each of the first, second and third anniversaries of the Grant Date.
(c)    Forfeiture. All Shares of Restricted Stock shall be forfeited and all rights of the Grantee (or of any other person claiming under or through the Grantee) to the Restricted Stock shall terminate, without further obligation on the part of the Company, immediately upon the Grantee’s ceasing to be a director or an employee of the Company.
(d)    Change of Control. The Forfeiture Restrictions shall lapse, and the Restricted Stock shall Vest, in full immediately prior to a Change of Control on or prior to the third anniversary of the Grant Date (subject to the occurrence of the Change of Control). For the avoidance of doubt, this Section 2(d) shall not apply to any Shares of Restricted Stock that have been forfeited pursuant to Section 2(c) prior to a Change of Control.
(e)    Nontransferability. None of the Restricted Stock may be sold, transferred or assigned, pledged or otherwise encumbered or disposed of during the Restriction Period.
(f)    Rights as a Stockholder. The Grantee shall have all rights and privileges of a stockholder with respect to the Shares of Restricted Stock (including the right to vote such Restricted Stock); provided that (x) any regular cash dividends paid with respect to a Share of Restricted Stock during the Restricted Period shall be withheld by the Company and shall be paid to the Grantee, without interest, only when, and if, such Share of Restricted Stock becomes Vested hereunder and (y) any property (other than cash) distributed with respect to a Share of Restricted Stock (the “associated share”), including without limitation a distribution of Shares by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be forfeited if and when the associated share is so forfeited or shall Vest if and when the associated share Vests. References in this Agreement to Shares of Restricted Stock shall refer, mutatis mutandis, to any such restricted amounts.
3.    Registration of Shares; Tax Withholding. The Grantee may not receive or take possession of any unvested Shares subject to this Award, either through physical share certificates or through book-entry accounts held by or in the name of the Grantee. The Company may commingle the unvested Shares subject to this Award with other shares of restricted stock or other equity awards granted under the Plan and may hold unvested Shares subject to this Award at any financial institution or other custodian that it from time to time chooses, in its sole discretion. The Company may deliver Shares subject to this Award that become Vested through book entry transfer to an account in the Grantee’s name at a financial institution, which may, but is not required to be, the institution or other custodian that holds the unvested Shares on behalf of the Company. Any stock certificates representing the Restricted Stock owned by the Grantee, if any, shall bear such legend as the Committee may prescribe to reflect the restrictions applicable to such Shares and shall be held by the Company until the Forfeiture Restrictions lapse and the Shares become Vested. The Committee shall not be required to transfer to the Grantee or to the Grantee’s estate any Shares granted to the Grantee hereunder or otherwise to evidence the Grantee’s or to the Grantee’s estate’s ownership of such Shares, until and unless the Grantee or the Grantee’s estate, as the case may be, has satisfied the payment of the minimum statutory amount of federal, state and local tax, if any, required to be withheld with respect to the grant or vesting of such Shares; provided, that, if the Grantee does not satisfy such tax obligation, the Company may, in its sole discretion, satisfy such obligation by withholding such number of Shares from the Shares of Restricted Stock that are so granted or that so Vest hereunder, as applicable, as would satisfy the minimum statutory amount of such obligations. The Grantee, at his sole discretion, may elect to satisfy such tax obligations by having the Company withhold such number of Shares from the Shares of Restricted Stock that are so granted or that so Vest hereunder, as applicable, as would satisfy the minimum statutory amount of such obligations, or by such other method as permitted under the Plan.
4.    Notices. Any notice, communication or writing directed to the Company shall be in writing and addressed to the Company at its principal office, and any notice, communication or writing directed to the Grantee shall be addressed to the Grantee’s address reflected on the records of the Company, subject to the right of either party to designate another address at any time hereafter by written notice to the other party given in accordance with this Section 4.
5.    Delaware Law to Govern. This Agreement shall be construed and administered in accordance with and governed by the laws of the State of Delaware, other than the conflicts of laws provisions thereof.
6.    Amendment. This Agreement shall not be amended unless such amendment is agreed to in writing by both the Grantee and the Company.
7.    Section 409A. The Restricted Stock granted under this Agreement is intended to be exempt from the requirements of Section 409A of the Code.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Grantee has executed this Agreement as of the [•] day of [•], 2014.
Nortek, Inc.

By: ________________________________
Name:     [•]

Title:	[•]

________________________________
[•]